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                                                                      Exhibit 21
                             PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                        SUBSIDIARIES OF THE REGISTRANT

The Registrant is PPG Industries, Inc. There are no subsidiaries for which separate financial statements are filed or included in group financial statements filed for unconsolidated subsidiaries. Material subsidiaries included in the 1998 consolidated financial statements of the Company are:

                                                           Percentage of
Domestic:                                                  Voting Power
                                                           ------------
  Market View, Inc. - Delaware ...........................    100.00%
  PPG Architectural Finishes, Inc. - Delaware.............    100.00
  PPG Industries International, Inc.- Delaware............    100.00
  PPG Industries Securities, Inc. - Delaware..............    100.00
  Transitions Optical, Inc. - Delaware....................     51.00

Canadian:
  PPG Canada Inc. - Canada................................    100.00

European:
  Hoba Lacke Und Farben GmbH - Germany....................     85.00
  Max Meyer Duco S.p.A. - Italy...........................    100.00
  PPG Holdings (U.K.) Limited - United Kingdom............    100.00
  PPG Holdings B.V. - The Netherlands.....................    100.00
  PPG Iberica, S.A. - Spain...............................     60.00
  PPG Industries Fiber Glass B.V. - The Netherlands.......    100.00
  PPG Industries France - France..........................    100.00
  PPG Industries Lacke GmbH - Germany.....................    100.00
  PPG Industries Lackfabrik GmbH - Germany................    100.00
  PPG Industries Italia S.r.l. - Italy....................    100.00
  PPG Industries (U. K.) Limited - England................    100.00
  PPG Industries Chemicals B.V. - The Netherlands.........    100.00
  PPG Ireland Int'l Finance Company Limited - Ireland.....    100.00
  Transitions Optical Limited - Ireland ..................     51.00
  PPG Coatings BV - The Netherlands.......................    100.00
  Sipsy Chimie Fine S.C.A. - France.......................    100.00

Subsidiaries in other areas:
  A.C.N. 084 065 350 Proprietary Limited - Australia .....    100.00
  PPG C.I. Co. Ltd. - Japan...............................     51.00
  PPG Coatings (Hong Kong) Co. Ltd. - Hong Kong...........     60.00
  PPG - Feng Tai, Ltd. - Hong Kong........................     55.00
  PPG Industrial do Brasil Limitada - Brazil..............    100.00
  PPG Industries Japan Ltd.- Japan........................    100.00
  PPG Industries Argentina S.A. - Argentina...............    100.00
  PPG Industries Australia PTY Limited - Australia........    100.00
  PPG Industries de Mexico, S.A. de C.V. - Mexico.........    100.00
  PPG Industries New Zealand Ltd.- New Zealand............    100.00
  PPG Industries Taiwan Ltd. - Taiwan.....................     55.00
  Taiwan Chlorine Industries Ltd. - Taiwan................     60.00

Partnerships:
  Glass Plaza Associates - Pennsylvania...................    100.00